Exhibit 99.1

Tempur-Pedic Raises Dividend

LEXINGTON, KY, May 7, 2007 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced its board of directors approved an increase in the quarterly dividend on its common stock, from 6 cents per share to 8 cents per share. The dividend for the second quarter of 2007 is payable on June 14, 2007, to shareholders of record on May 31, 2007.

President and CEO H. Thomas Bryant said, “Today’s increase reflects our confidence in growth prospects, as well as our strong cash flow and financial position. We are executing on our strategy to extend our global market leadership and deliver sustained, profitable growth.”

Separately, the Company announced it has completed its annual meeting of stockholders for 2007. All of the nominees for director, including H. Thomas Bryant, Francis A. Doyle, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, P. Andrews McLane, Christopher A. Masto and Robert B. Trussell, Jr., were elected as directors. In addition, the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending 2007 was approved.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements relating the Company’s growth prospects, extending market leadership and delivering sustained profitable growth and the Company’s goal of becoming the worldwide bedding leader, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail furniture channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates: and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes premium mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in specialty sleep, the fastest growing segment of the estimated $12 billion global mattress market. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Contact:

Barry Hytinen

Vice President, Investor Relations and Financial Planning & Analysis

Tempur-Pedic International, Inc.

800-805-3635

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